CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

China Education Resources Inc.

(formerly China Ventures Inc.)

We hereby consent to the incorporation in the Form 20-F Registration Statement regarding the common shares of China Education Resources Inc. (the ”Company”), our report dated April 5, 2004 except for note 18 dated June 10, 2004, relating to the December 31, 2003 financial statements of the Company.

MacKay LLP

Chartered Accountants

“MacKay LLP”

Vancouver, British Columbia

Canada

February 9, 2006